Exhibit 99.1

News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150 USA

Media Contact
Colleen Hanley
(734) 855.2610

Investor Contact
Eric Birge
(734) 855.2904

TRW SIGNS DEFINITIVE AGREEMENT TO DIVEST ITS LINKAGE AND SUSPENSION BUSINESS

Livonia, MI, April 21, 2015 /PRNewswire/ — TRW Automotive Holdings Corp. (NYSE: TRW) today announced that its subsidiary, TRW Automotive Inc., signed a definitive agreement to divest its Linkage and Suspension business for $400 million in cash, subject to working capital and other adjustments, to THK Co., LTD (TSE: 6481). The planned divestiture, with annual sales of approximately $550 million, is expected to close by the end of TRW’s fiscal third quarter and is subject to customary conditions, including regulatory approvals. Proceeds from the sale will be used for general corporate purposes.

“In addition to resolving the company’s overlap position relating to TRW’s pending acquisition by ZF Friedrichshafen AG announced on September 15, 2014, this agreement represents a great outcome for both TRW and the business,” said John C. Plant, Chairman and CEO of TRW Automotive. “TRW’s Linkage and Suspension business is a long-standing market leader and a trusted partner to the world’s vehicle manufacturers. Its pairing with THK’s business will further strengthen its position as an industry leader.”

BNP Paribas acted as exclusive financial advisor to TRW, and Honigman Miller Schwartz and Cohn LLP acted as TRW’s legal advisors.

About TRW

With 2014 sales of $17.5 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW

Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our “Form 10-K”), such as:  the occurrence of any event, change or other circumstances that could give rise to the termination of the ZF merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate  the proposed ZF merger or the inability to consummate the ZF merger in the timeframe or manner currently anticipated, due to the failure to satisfy conditions to completion of the proposed ZF merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, could have a material adverse effect on us and our stock price; risks related to disruption of management’s attention from our ongoing business operations due to the ZF merger; the effect of the announcement of the proposed ZF merger on the Company’s relationships with its customers, suppliers, joint venture partners and others, as well as our operating results and business generally; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; commodity inflationary pressures adversely affecting our profitability or supply base; and other risks and uncertainties set forth in the Company’s Form 10-K under “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission.  All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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